UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2016

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2016, ConAgra Foods, Inc. (the "Company") and JANA Partners LLC ("JANA") agreed to amend and restate their existing Cooperation Agreement, dated July 8, 2015 (as so amended and restated, the "Agreement").

Pursuant to the Agreement, the Company has agreed that, subject to the conditions set forth therein, the board of directors of the Company (the "Board") will nominate Bradley A. Alford and Timothy R. McLevish (the "JANA Designees") for election to the Board at the Company’s 2016 annual meeting of stockholders.

The Agreement provides, among other things, that each of Mr. Alford and Mr. McLevish must, at all times while serving as a member of the Board, comply with all policies applicable to the Company’s non-employee directors. In addition, each of Mr. Alford and Mr. McLevish have provided to the Company an irrevocable resignation letter from the Board that will be effective at such time as JANA commits a material breach of the Agreement, which breach, if capable of being cured, is not cured within 15 days after receipt by JANA of written notice from the Company.

If either or both of Mr. Alford or Mr. McLevish resigns, refuses to or cannot serve (due to death or disability) as a director of the Company during the Standstill Period (as defined below) and JANA or a JANA affiliate is then a stockholder of the Company, then JANA may designate a replacement designee. Any such replacement designee must, among other matters, (1) be independent of JANA and JANA’s affiliates, (2) be reasonably acceptable to the Company and (3) qualify as an independent director under Section 303A of the New York Stock Exchange’s Listed Company Manual (the "NYSE Listed Company Manual").

JANA has agreed to various standstill provisions in the Agreement. For the duration of the Standstill Period, JANA has agreed, among other things, that it will not:

1. in any way participate in any "solicitation" of proxies, or advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of directors or approval of any stockholder proposals;

2. acquire any ownership interest of 9.9% or more of the Company’s common stock outstanding at such time;

3. sell securities of the Company to a third party that would result in such third party, together with its affiliates, owning more than 4.9% of the Company’s common stock outstanding at such time; or

4. effect any tender or exchange offer, merger, consolidation, acquisition, recapitalization, reorganization, sale or acquisition of material assets or other extraordinary transaction involving the Company.

JANA has also agreed that, during the Standstill Period, it will cause the shares of common stock of the Company owned by it or any of its affiliates to be voted in favor of the re-election of all directors who are members of the Board as of May 27, 2016. It will also vote such shares in accordance with the Board’s recommendations on all other matters, except with respect to proposals relating to (x) an extraordinary transaction, (y) the implementation of takeover defenses or (z) new or amended incentive compensation plans.

JANA and the Company have each agreed, subject to certain exceptions for statements of objective facts, that during the Standstill Period, neither will make or cause to be made any public statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders the other party or affiliates thereof or any of its officers, directors or employees.

In addition, the Company has agreed that until the end of the Standstill Period, it will not increase the size of the Board, or fill any vacancies on the Board, if doing so would result in the Board having more than 12 members.

The "Standstill Period" means the period commencing on July 8, 2015 and terminating on the date that is the earlier of a material breach by the Company of the Agreement that is not cured within 15 days after receipt by the Company of written notice from JANA and the "Standstill Date." The "Standstill Date" is the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2017 annual meeting of stockholders (the "2017 Annual Meeting"). However, if the JANA Designees (or any other representative of JANA or any JANA affiliate) are included on the Board’s nomination slate at the 2017 Annual Meeting, and JANA and the JANA Designees have agreed in advance to such inclusion, or they are included (and JANA and the JANA Designees have agreed in advance to such inclusion) for any annual meeting of stockholders of the Company subsequent thereto (each such meeting, an "Applicable Meeting"), the Standstill Date becomes the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the next annual meeting of stockholders of the Company following the Applicable Meeting.

In addition, the Company agreed that if, at any time prior to the expiration of the Standstill Period, the Company pursues the separation of all or any portion of its potato business and/or its Lamb Weston Unit by means of distributing shares of a new publicly-traded company, which company’s shares are authorized for listing on a national securities exchange ("NewCo") to existing Company stockholders or any other transaction pursuant to which existing Company stockholders will hold 80% or more of NewCo (any such transaction, a "NewCo Spinoff"), the Company will, prior to or substantially contemporaneously with the consummation of such transaction, designate two individuals to join the board of directors of NewCo (the "NewCo Board") who will be permitted to remain on the NewCo Board at the time such transaction is consummated, and each of whom shall (A) be independent of JANA and the JANA’s affiliates, (B) be mutually agreed by the Company and JANA and (C) qualify as an independent director of NewCo under Section 303A of the NYSE Listed Company Manual.

In the event of a NewCo Spinoff, the Company will cause NewCo to be incorporated in Delaware and NewCo’s certificate of incorporation and by-laws to provide, as of the effective date of the NewCo Spinoff, for corporate governance provisions (including with respect to the annual election of directors) that are substantially similar to those set forth in the Company’s certificate of incorporation and by-laws.

The Agreement will terminate upon the expiration of the Standstill Period. The Company’s obligations under the Agreement will terminate earlier if, among other things, JANA commits a material breach of the Agreement, which breach, if capable of being cured, is not cured within 15 days after receipt by JANA of written notice from the Company.

The foregoing summary of the Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Amended and Restated Cooperation Agreement, dated as of May 27, 2016, between JANA Partners LLC and ConAgra Foods, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

May 31, 2016	By:	Colleen Batcheler

Name: Colleen Batcheler
Title: EVP, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Cooperation Agreement, dated as of May 27, 2016, between JANA Partners LLC and ConAgra Foods, Inc.